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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 1998

                                   JOTAN, INC.
             (Exact name of registrant as specified in its charter)
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Florida                             0-24188                59-3181162

(State or other jurisdiction      (Commission            (IRS Employer
of incorporation)                  File No.)              Identification No.)

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118 West Adams Street, Suite 900
Jacksonville, FL                                                       32202

(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number including area code:(904) 355-2592

                                 Not applicable
          (Former name or former address, if changed since last report)
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Item 5.  Other Events

         On November 10, 1998, Jotan, Inc. ("Jotan" or the "Company") filed a voluntary petition under Chapter 11 of the Bankruptcy Code in United States Bankruptcy Court, Middle District of Florida, Jacksonville Division (Case No. 98-09633-3F1).

         Jotan has filed a plan of reorganization with the Bankruptcy Court (the "Plan of Reorganization") pursuant to which the Company will convert prepetition debt to common stock and eleminate the prepetition equity. The Company's Bankruptcy filing indicated approximately $25 million of assets, $54 million of debt, and outstanding stock of approximately 1.4 million shares of Preferred Stock and 21 million shares of Common Stock.

         The proposed Plan of Reorganization will be subject to further negotiation and potential revision and there is no assurance the proposed Plan of Reorganization will be confirmed by the Bankruptcy Court.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JOTAN, INC.


                                          By: /s/ Raleigh C. Minor
                                                   Raleigh C. Minor
                                                   President and Chief Executive
                                                   Officer

November 10, 1998


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